Amendment to Business Commission Agreement

This Second Amendment to Business Commission Agreement (“Second Amendment”) is entered into this 15th day of October 2025, effective as of the same date, by and between FAVO CAPITAL, INC., a Nevada corporation with its principal place of business at 1025 Old Country Road, Suite 421 Westbury, NY 11590 (“Favo Capital”), and ROBINPAWS LLC, a Florida limited liability company with a principal place of business at 4300 N. University Drive Suite D-105 Lauderhill Florida 3335 (the “LLC”) which is solely owned by ROBIN NADEAU-CAMUS (“Camus”).

RECITALS

WHEREAS Favo Capital, the LLC and Camus executed a Business Commission Agreement (“Commission Agreement”) effective as of December 21, 2023; and

WHEREAS Favo Capital, the LLC and Camus executed an Amendment to Business Commission Agreement effective as of April 1, 2024 (the “First Amendment”); and

WHEREAS Favo Capital, the LLC and Camus have mutually agreed to the following terms which shall be incorporated into the Commission Agreement (as amended by the First Amendment) as if such Commission Agreement originally included such terms;

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:

  Recitals. The Recitals set forth above are true and correct and are incorporated into this Second Amendment by this reference.

  Replacement of Compensation Terms. Notwithstanding anything to the contrary in the Commission Agreement (as amended by the First Amendment), the compensation payable by Favo Capital to the LLC under Section 2 of the Commission Agreement (as amended) shall be amended as follows:

Favo Capital shall pay and deliver to the LLC the following as full and complete compensation under this Agreement:

(a) a lump sum payment of $460,000, payable over three months starting with December 1, 2026 with $200,000 due in month one, $200,000 due in month two, and $60,000 due in month three; and

(b) 2,000,000 shares of common stock of Favo Capital, Inc., to be issued within thirty (30) days of the effective date of this Second Amendment.

For the avoidance of doubt, the payments set forth in this Section shall constitute the entirety of the compensation owed to the LLC under the Commission Agreement (as amended), and all other compensation terms, including but not limited to annual payments, commissions on new business, commissions on renewals, and any other financial rewards or bonuses, are hereby terminated and of no further force or effect.

  Other Terms Unchanged. Other than as set forth in this Second Amendment, all other terms of the Commission Agreement (as amended by the First Amendment) remain unchanged.

  This Second Amendment may be executed (including via electronic signature (.PDF format included)) in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

  This Second Amendment shall be governed by and construed and enforced in accordance with and governed by the laws of the State of Nevada (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Business Commission Agreement as of the date first set forth above.

FAVO CAPITAL, INC.

By: /s/ Shaun Quin

Shaun Quin, President

ROBIN NADEAU-CAMUS

/s/ Robin Nadeau-camus

Individually and as Manager of RobinPaws LLC

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